                                                                   EXHIBIT 10.20

                             Demand Promissory Note



$59,500.00                                                      December 2, 1998


FOR VALUE RECEIVED, the undersigned, Craig Clark ("Borrower") HEREBY PROMISES TO PAY IN FULL to the order of Avtel Communications, Inc. ("Lender"), the principal sum of FIFTY THOUSAND FIVE HUNDRED DOLLARS ($59,500.00), plus interest thereon from the date hereof at the Prime Rate published in the Wall Street Journal from time to time plus two percent (the "Interest Rate") in accordance with the terms and conditions set forth herein.

1. Interest and Principal Payments. Interest will accrue on the unpaid principal balance of the loan at the Interest Rate from the date hereof until the outstanding principal amount is paid in full. Accrued interest is due and payable quarterly in arrears. Accrued and unpaid interest and principal will be due upon demand. Payments made in respect of this Note will be applied first to charges other than interest or principal, then to accrued interest and finally to principal.

2. Default Rate. Any accrued interest not paid when due shall become part of the principal thereafter, and shall thereafter bear interest at the Interest Rate. After any Default (as defined in paragraph 5 hereof) other than the late payment of interest, the unpaid principal balance shall bear interest at the Interest Rate plus 6%. Notwithstanding anything to the contrary herein, the interest rate on this Note shall at no time exceed the highest contract rate permitted by law.

3. Currency and Place of Payment. All payments hereunder shall be made in lawful money of the United States of America by check or in immediately available funds at 501 Bath Street, Santa Barbara, California 93101 (or such other location designated by Lender), free and clear of, and without deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto. Borrower hereby agrees that all net sale proceeds, after deduction of all selling expenses, received from the sale of his home located in Plano, Texas (the "Home Proceeds") will be remitted to Lender promptly after receipt by Borrower to be applied in payment of amounts due hereunder. Borrower further agrees that Lender may apply any cash bonus payable by Lender to Borrower, net of any applicable withholding taxes due thereon, to payment of amounts due hereunder.

4. Costs of Collection. Except where prohibited by law, Borrower agrees to pay all costs and reasonable attorney's fees incurred at any time by Lender to collect on this Note.

5. Default. Borrower shall be in default upon the occurrence of any one or more of the following events: (1) Borrower shall fail to pay when due any amount required hereunder, or any other indebtedness of Borrower to Lender; (2) Borrower shall have a receiver appointed for all or any material portion of his property, becomes insolvent or files or has filed against him a petition in bankruptcy; (3) any material adverse change occurs in the conditions or affairs (financial or otherwise) of Borrower which, in the opinion of Lender in its sole discretion, materially impairs Lender's security or increases its risk with respect to this Note; or (4) Borrower breaches any agreements intended to secure the repayment of this Note, including the application of the Home Proceeds pursuant to paragraph 3 hereof.

6. Waiver of Demand, etc. Borrower hereby waives demand, presentment, protest, notice of protest hereunder. Lender may, without notice, release any party, release or substitute any collateral, fail to perfect any security interest in the Collateral, waive any rights against any party, extend new credit, renew or modify this Note without affecting the obligation of any party to pay this Note. Waiver by the Lender at any time of any right conferred by this Note will not affect Lender's future exercise of such right or any other right hereunder.

7. Governing Law. This note shall be deemed to be made under and governed by the internal laws of the state of California, United States of America without regard to its rules concerning choice of laws.




   /s/ CRAIG R. CLARK
- ---------------------
Craig R. Clark

                                 PROMISSORY NOTE

1. FUNDAMENTAL PROVISIONS. The following terms will be used as defined terms in this Note:

Date of this Note:         November 17, 2000

Borrower:                  Craig R. Clark
                           232 East Los Olivos
                           Santa Barbara, CA 93105

Payee:                     NetLojix Communications, Inc.
                           501 Bath Street
                           Santa Barbara, CA 93101

Maximum
Principal
Amount:                    $40,000.00

Interest Rate:             6.15% per annum

2. PROMISE TO PAY. For good and valuable consideration, Borrower unconditionally promises to pay to Payee, or its assigns, in the manner hereinafter provided, on demand but in any event no later than the second anniversary of the Date of this Note, the Maximum Principal Amount, or so much thereof as may then be advanced and outstanding. The principal amount of this Note at any time shall be the total amounts advanced hereunder to or for Borrower less the amount of payments made hereunder by or for Borrower, which balance may be endorsed from time to time by Payee on Exhibit A attached hereto and incorporated herein by this reference. In no event shall the principal amount of this Note exceed the Maximum Principal Amount set forth above.

3. INTEREST. Borrower also promises to pay to Payee, or its assigns, interest on the unpaid principal amount hereof from the date hereof until paid in full at a rate per annum equal to the Interest Rate. Interest on this Note shall be payable upon the demand of Payee and upon any prepayment of this Note (to the extent accrued on the amount being prepaid). Any such interest shall be computed on the basis of a 365-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day).

4. ADVANCES. Advances of principal may be made hereon, upon the written request of Borrower, only with the consent of Payee, which consent may be withheld in Payee's sole discretion.

5. PREPAYMENT. Borrower shall have the right at any time, or from time to time, to prepay the principal of this Note in whole or in part, without premium or penalty, provided that any such prepayment is accompanied by a payment of all accrued and unpaid interest owing on the amount so prepaid.

6. DEFAULT. An event of default shall occur under this Note if (a) a default is made in the payment of any amount due under this Note, or in the performance of any other obligation of Borrower provided herein, (b) Borrower makes an assignment for the benefit of creditors, (c) a petition is filed by or against Borrower under the provisions of any state insolvency law or under the provisions of the Bankruptcy Code, as amended, or (d) Borrower becomes subject to the provisions of any Chapter of the Bankruptcy Code, as amended. Upon the occurrence of an event of default specified in (a) above, the whole sum of principal and interest shall become immediately due and payable at the option of the Payee. Upon the occurrence of an event of default specified in (b), (c) or
(d) above, the whole sum of principal and interest shall become immediately due and payable without any action by the Payee. DEMAND FOR PAYMENT MAY BE MADE WHETHER OR NOT ANY OF THE FOREGOING EVENTS SHALL HAVE OCCURRED.

7. GENERAL PROVISIONS.

7.1 Method of Payment. All sums due hereunder shall be paid in lawful money of the United States of America. All payments shall be made at Payee's address as set forth in Section 1, or at such other place as the Payee of this Note may from time to time designate. All payments made hereunder shall be credited first against any accrued and unpaid interest, and then against principal.

7.2 Amendment or Modification. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged, or terminated unless Payee and Borrower consent in writing.

7.3 Waiver. Borrower and all persons liable or to become liable on this Note waive presentment, protest, demand, notice of protest, dishonor, or non-payment of this Note.

7.4 Collection Costs. Borrower agrees to pay all court costs and attorneys' fees if counsel is engaged to assist in the collection of this Note after a default hereunder, or to reclaim, protect, preserve or enforce Payee's interests hereunder, or if any action is commenced to construe or enforce the terms of this Note.

7.5 Severability. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.6 Binding Effect. This Note shall be binding upon Borrower and his successors and assigns, and shall inure to the benefit of Payee, and its successors and assigns, respectively.

7.7 Time of Essence. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

7.8 Governing Law; Jurisdiction. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF THE SUPERIOR COURT AND THE MUNICIPAL COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF SANTA BARBARA AND AGREES THAT SUCH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY SUIT, CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATED TO THIS NOTE.

7.9 Waiver of Jury. BORROWER AND, BY THEIR ACCEPTANCE OF THIS NOTE, PAYEE AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE BORROWER/LENDER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Borrower and, by their acceptance of this Note, Payee and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

7.10 Captions. The section and subpart headings contained herein are for purposes of convenience and reference only and shall not affect in any way the meaning or interpretation of this Note.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the Date of this Note.



  /s/ CRAIG R. CLARK
- ---------------------
   Craig R. Clark